UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2007

Apartment Investment and Management Company
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-13232	841259577
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4582 S. Ulster Street Parkway, Suite 1100, Denver, Colorado		80237
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-691-4415

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 21, 2007, Apartment Investment and Management Company (the "Company") announced that it has entered into a joint venture agreement (the "Venture") with a fund managed by J.P. Morgan Asset Management Inc. ("J.P. Morgan") which provides for the co-ownership of three multi-family properties with 1,382 units located in West Los Angeles. Under the agreement, the Company contributed its wholly-owned properties The Palazzo at Park La Brea, The Palazzo East at Park La Brea and The Villas at Park La Brea to the Venture at a value of $726 million, or approximately $525,000 per unit. The Venture has existing property debt of $296 million and an implied equity value of $430 million. The Company received $202 million from J.P. Morgan in exchange for an approximate 47% interest in the Venture. The Company will own approximately 53% of the Venture and will operate the properties in exchange for a property management fee and certain other fees over the term of the Venture.

A copy of the press Company's release announcing the transaction is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

On December 21, 2007, the board of directors of the Company declared a special dividend payable to holders of the Company's Class A common stock of $2.51 per share. The special dividend is payable to stockholders of record at the close of business on December 31, 2007, and is expected to be paid on January 30, 2008. Stockholders will have the option to elect to receive payment of the special dividend in cash, shares or a combination of cash and shares, except that the aggregate amount of cash payable to all stockholders in the special dividend will be limited to $55 million. Cash will be paid in lieu of fractional shares.

A copy of the press release announcing the special dividend is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apartment Investment and Management Company

December 26, 2007	By:	Thomas M. Herzog

Name: Thomas M. Herzog
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Apartment Investment and Management Company Announcing the Palazzo Joint Venture, dated December 21, 2007
99.2	Press Release of Apartment Investment and Management Company Announcing a Special Dividend, dated December 21, 2007